Exhibit 10.2

PURCHASE AND SALE AGREEMENT

between

PSNH FUNDING LLC 3

Issuer

and

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

Seller

Dated as of [ ], 2018

i

ii

This PURCHASE AND SALE AGREEMENT, dated as of [  ], 2018, is between PSNH Funding LLC 3, a Delaware limited liability company (the “Issuer”), and Public Service Company of New Hampshire, a New Hampshire corporation (together with its successors in interest to the extent permitted hereunder, the “Seller”).

RECITALS

WHEREAS, the Issuer desires to purchase the RRB Property created pursuant to the Financing Act and the Finance Order;

WHEREAS, the Seller is willing to sell the RRB Property to the Issuer;

WHEREAS, the Issuer, in order to finance the purchase of the RRB Property, will issue the Rate Reduction Bonds under the Indenture (as defined herein);

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.                          Definitions.  Any capitalized terms used in this Agreement but not defined herein shall have the meaning given to such terms in the Indenture. Whenever used in this Agreement, the following capitalized terms shall have the following meanings:

“Agreement” means this Purchase and Sale Agreement, as amended and supplemented from time to time.

“Back-Up Security Interest” has the meaning specified in Section 2.01.

“Closing Date” means [    ], 2018.

“Indenture” means the Indenture dated as of the Closing Date between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

“Issuer” has the meaning set forth in the preamble of this Agreement.

“Losses” has the meaning specified in Section 5.01(c).

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Seller.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Prospectus” means the prospectus dated [  ], 2018 offering the Rate Reduction Bonds.

“Seller” has the meaning set forth in the preamble of this Agreement.

Section 1.02.                          Other Definitional Provisions.

(a)                                 All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)                                 The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(c)                                  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE 2

CONVEYANCE OF RRB PROPERTY

Section 2.01.                          Conveyance of RRB Property.  In consideration of the Issuer’s delivery to or upon the order of the Seller of $[  ], the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as specifically set forth herein, all right, title and interest of the Seller in and to the RRB Property (such sale, transfer, assignment, setting over and conveyance of the RRB Property includes, to the fullest extent permitted by the Financing Act, the assignment of all revenues, collections, claims, payments, money or proceeds of or arising from the RRB Charge pursuant to the Finance Order and all rights to obtain adjustments to such RRB Charge pursuant to the terms of the Financing Act and the Finance Order) and copies of all books and records related thereto.  Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale and, pursuant to RSA 369-B:6, V, shall be treated as an absolute transfer of all of the Seller’s right, title and interest in, as a true sale, and not as a pledge or other financing of, the RRB Property.  If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in RSA 369-B:6, V, then such sale, transfer, assignment, setting over and conveyance shall be treated as the creation of a security interest in the RRB Property and, without prejudice to its position that it has absolutely transferred all of its rights in the RRB Property to the Issuer, the Seller hereby grants to the Issuer a security interest in the RRB Property (including, to the fullest extent permitted by the Financing Act, all revenues, collections, claims, payments, money or proceeds of or arising from the RRB Charge pursuant to the Finance Order) to secure a payment obligation incurred by the Seller in respect of the amount paid by the Issuer to the Seller pursuant to this Agreement (the “Back-Up Security Interest”).  Such sale, transfer, assignment, setting over and conveyance of the RRB Property includes the right to use the Seller’s computer software system to access and create copies of all books and records related to the RRB Property.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to Section 3.09 hereof, the Seller makes the following representations and warranties, as of the Closing Date, on which the Issuer has relied in acquiring the RRB Property. The representations and warranties shall survive the sale and transfer of RRB Property to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

Section 3.01.                          Organization and Good Standing.  The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of New Hampshire, with the requisite corporate power and authority to own its properties as such properties are currently owned and to conduct its business as such business is currently conducted by it, and has the requisite corporate power and authority to obtain the Finance Order and to own the RRB Property.

Section 3.02.                          Due Qualification.  The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller’s business, operations, assets, revenues or properties).

Section 3.03.                          Power and Authority.  The Seller has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller.

Section 3.04.                          Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

Section 3.05.                          No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not: (i) conflict with or result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of organization or by-laws of the Seller, or any material indenture, agreement or other instrument to which the Seller is a party or by which it is bound; (ii) result in the creation or imposition of any Lien upon any of the Seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted under the Basic Documents or any Lien created pursuant to RSA 369-B:7, VIII); or (iii) violate any existing law or any existing order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties, so as to adversely affect the Seller, the Issuer or the Holders.

Section 3.06.                          No Proceedings.  There are no proceedings pending and, to the Seller’s knowledge, there are no proceedings threatened and, to the Seller’s knowledge, there are no investigations pending or threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties involving or relating to the Seller or the Issuer or, to the Seller’s knowledge, any other Person: (i) asserting the invalidity of this Agreement, any of the other Basic Documents, the Rate Reduction Bonds, the Financing Act or the Finance Order, (ii) seeking to prevent the issuance of the Rate Reduction Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents or (iv) seeking to adversely affect the U.S. federal income tax, state income tax or franchise tax classification of the Rate Reduction Bonds as debt.

Section 3.07.                          Approvals.  No approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby of the fulfillment by the Seller of the terms hereof, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement and post closing filings required in connection therewith.

Section 3.08.                          The RRB Property.

(a)                                 Title.  It is the intention of the parties hereto that the transfer and assignment herein contemplated constitute a sale of the RRB Property from the Seller to the Issuer and that no interest in, or title to, the RRB Property shall be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.  No portion of the RRB Property has been sold, transferred, assigned, pledged or otherwise conveyed by the Seller to any Person other than the Issuer and no security agreement, financing statement or equivalent security or lien instrument listing the Seller as debtor covering all or any part of the RRB Property is on file or of record in any jurisdiction, except such as may have been filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents.  On the Closing Date, immediately upon the sale hereunder, the Seller has transferred, sold and conveyed the RRB Property to the Issuer, free and clear of all Liens (including the Lien of the Seller’s first mortgage indenture but excluding any Lien created pursuant to RSA 369-B:7, VIII and any Lien that may be granted under the Basic Documents), and pursuant to RSA 369-B:6, V such transfer shall be treated as an absolute transfer of all of the Seller’s right, title and interest (as a true sale), and not as a pledge or other financing of, the RRB Property.

(b)                                 Transfer Filings.  On the Closing Date, immediately upon the sale hereunder, the RRB Property shall be validly transferred and sold to the Issuer and such transfer shall be perfected within the meaning of RSA 369-B:6, VI, the Issuer shall own all such RRB Property free and clear of all Liens (including the Lien of the Seller’s first mortgage indenture but excluding any Lien created pursuant to RSA 369-B:7, VIII and any Lien that may be granted under the Basic Documents) and all filings to be made by the Seller (including filings with the NHPUC under the Financing Act) necessary in any jurisdiction to give the Issuer a valid ownership interest in the RRB Property have been made.  No further action is required to establish the Issuer’s ownership interest.  All applicable filings have also been made to the extent required by applicable law in any jurisdiction to perfect the Back-Up Security Interest granted by the Seller to the Issuer.

(c)                                  Finance Order and Issuance Advice Letter; Other Approvals.  On the Closing Date, under the laws of the State of New Hampshire and the United States in effect on the Closing Date, (i) the Finance Order pursuant to which the RRB Property has been created is in full force and effect and is Final; (ii) the Holders are entitled to the protections of the Financing Act and, accordingly, the Finance Order is not revocable by NHPUC; (iii) the State of New Hampshire may neither limit nor alter the RRB Charge, RRB Property, the Finance Order and all rights thereunder, in a manner that would substantially impair the rights of the Holders, absent a demonstration that an impairment is reasonable and necessary to advance a significant and legitimate public purpose, until the Rate Reduction Bonds, together with accrued interest, are fully met and discharged; provided that the State of New Hampshire is not precluded from such limitation or alteration if and when adequate provision is made by law for the protection of the Issuer, the Holders and the Indenture Trustee; (iv) except for periodic adjustments to the RRB Charge required under the Financing Act and the Finance Order, the NHPUC does not have authority, either by rescinding, altering or amending the Finance Order or otherwise, to revalue or revise for ratemaking purposes the stranded costs or the costs of providing, recovering, financing or refinancing the stranded costs, to determine that the RRB Charge is unjust or unreasonable or in any way to reduce or impair the value of RRB Property either directly or indirectly by taking the RRB Charge into account when setting other rates for the Seller; nor are the amount of revenues arising with respect thereto subject to reduction, impairment, postponement or termination; (v) the process by which the Finance Order was adopted and approved, and the Finance Order and Issuance Advice Letter themselves, comply with all applicable laws, rules and regulations; (vi) the Issuance Advice Letter has been filed in accordance with the Finance Order; (vii) no other approval, authorization, consent, order or other action of, or filing with, any court, Federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation or sale of the RRB Property, except those that have been obtained or made and post closing filings required in connection therewith and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement; and (viii) the State of New Hampshire, in the exercise of its executive or legislative powers, may not repeal or amend the Financing Act or the Finance Order, or take any action in contravention of the pledge by the State of New Hampshire in RSA 369-B:6, II, without paying just compensation to the Holders, as determined by a court of competent jurisdiction, if this action would constitute a permanent appropriation of a substantial property interest of the Holders in the RRB Property and deprive the Holders of their reasonable expectations arising from their investments in the Rate Reduction Bonds.

(d)                                 Assumptions.  On the Closing Date, based upon the information available to the Seller on the Closing Date, the assumptions used in calculating the initial RRB Charge are reasonable and were made in good faith.  Notwithstanding the foregoing, the Seller makes no representation or warranty that the assumptions used in calculating such RRB Charge will in fact be realized.

(e)                                  Creation of RRB Property.  Upon the effectiveness of the Finance Order: (i) all of the RRB Property constitutes an existing property right; (ii) the RRB Property includes the right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from the RRB Charge, as adjusted from time to time pursuant to the Finance Order, and all rights to obtain adjustments to the RRB Charge pursuant to the Finance Order; and (iii) the owner of the RRB Property is legally entitled to collect payments in respect of the RRB Charge in the aggregate sufficient to pay the interest on and principal of the Rate Reduction Bonds, to pay the fees and expenses of servicing the Rate Reduction Bonds, to replenish the Capital Subaccount to the Required Capital Level and to enforce all other material rights conferred in the Finance Order and the Financing Act until the earlier of two years after the Final Maturity Date of the latest maturing Tranche of the Rate Reduction Bonds and the date on which the Rate Reduction Bonds are paid in full.  Notwithstanding the foregoing, the Seller makes no representation or warranty that any amounts actually collected in respect of the RRB Charge will in fact be sufficient to meet payment obligations with respect to the Rate Reduction Bonds (other than as provided in the Finance Order with respect to other components of the “stranded cost recovery charge” (as defined in the Financing Act)).

(f)                                   Prospectus.  As of the date hereof, the information describing the Seller under the caption “Public Service Company of New Hampshire — The Depositor, Sponsor, Seller and Servicer” in the Prospectus is correct in all material respects.

(g)                                  Nature of Representations and Warranties. The representations and warranties set forth in this Section 3.08, insofar as they involve conclusions of law, are made not on the basis that the Seller purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties’ good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Holders are purchasing the Rate Reduction Bonds, and to reflect the parties’ agreement that, if such understanding turns out to be incorrect or inaccurate, the Seller will be obligated to indemnify the Issuer and its permitted assigns (to the extent required by and in accordance with Section 5.01), and that the Issuer and its permitted assigns will be entitled to enforce any rights and remedies under the Basic Documents on account of such inaccuracy to the same extent as if the Seller had breached any other representations or warranties hereunder.

Section 3.09.                          Limitations on Representations and Warranties.  Notwithstanding any other provisions of this Agreement, the Seller will not be in breach of any representation or warranty as a result of a change in law by means of a legislative enactment or constitutional amendment or (if such means become available in the future) referendum or initiative petition.  Notwithstanding anything to the contrary in this Agreement, the Seller makes no representation or warranty that any amounts actually collected in respect of the RRB Charge will in fact be sufficient to meet payment obligations with respect to the Rate Reduction Bonds or that the assumptions used in calculating the RRB Charge will in fact be realized nor shall the Seller be obligated to reduce, or accept a reduction of, any rates or charges to which it would otherwise be entitled in respect of services rendered or to be rendered to customers in order to permit the payment of the RRB Charge (other than as provided in the Finance Order with respect to other components of the “stranded cost recovery charge” (as defined in the Financing Act)).

ARTICLE 4

COVENANTS OF THE SELLER

Section 4.01.                          Existence.  Subject to Section 5.02, so long as any of the Rate Reduction Bonds are outstanding, the Seller (a) will keep in full force and effect its existence, rights and franchises under the laws of the jurisdiction of its organization and (b) will obtain and preserve its qualification to do business, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents to which the Seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

Section 4.02.                          No Liens.  Except for the conveyances hereunder or any Lien under RSA 369-B:7, VIII, the Seller will not sell, pledge, assign or transfer, or grant, create, or incur any Lien on, any of the RRB Property, or any interest therein, and the Seller shall defend the right, title and interest of the Issuer and the Indenture Trustee in, to and under the RRB Property against all claims of third parties claiming through or under the Seller.  Public Service Company of New Hampshire, in its capacity as Seller, will not at any time assert any Lien against, or with respect to, any of the RRB Property.

Section 4.03.                          Delivery of Collections.  If the Seller receives any payments in respect of the RRB Charge or the proceeds thereof other than in its capacity as the Servicer, the Seller agrees to pay to the Servicer, on behalf of the Issuer, all payments received by it in respect thereof as soon as practicable after receipt thereof by it. Prior to such remittance to the Servicer, the Seller agrees that such amounts are held in trust by it for the Issuer and the Indenture Trustee.

Section 4.04.                          Notice of Liens.  The Seller shall notify the Issuer and the Indenture Trustee promptly after becoming aware of any Lien on any of the RRB Property, other than the conveyances hereunder, any Lien under the Basic Documents or any Lien under RSA 369-B:7, VIII.

Section 4.05.                          Compliance with Law.  The Seller hereby agrees to comply with its organizational and governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to it, except to the extent that failure to so comply would not materially adversely affect the Issuer’s or the Indenture Trustee’s interests in the RRB Property or under any of the Basic Documents to which the Seller is party or the Seller’s performance of its obligations hereunder or under any of the other Basic Documents to which it is party.

Section 4.06.                          Covenants Related to Rate Reduction Bonds and RRB Property.

(a)                                 So long as any of the Rate Reduction Bonds are outstanding, the Seller shall treat the Rate Reduction Bonds as debt of the Issuer and not of the Seller, except for financial accounting or tax reporting purposes.

(b)                                 So long as any of the Rate Reduction Bonds are outstanding, the Seller shall indicate in its financial statements that it is not the owner of the RRB Property and that the assets of the Issuer are not available to pay creditors of the Seller or any of its Affiliates (other than the Issuer).

(c)                                  So long as any of the Rate Reduction Bonds are outstanding, the Seller shall disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles.

(d)                                 So long as any of the Rate Reduction Bonds are outstanding, the Seller shall not own or purchase any Rate Reduction Bonds.

(e)                                  The Seller agrees that, upon the sale by the Seller of the RRB Property to the Issuer pursuant to this Agreement, (i) to the fullest extent permitted by law, including the Financing Act and applicable NHPUC Regulations, the Issuer shall have all of the rights originally held by the Seller with respect to the RRB Property, including the right (subject to the terms of the Servicing Agreement) to exercise any and all rights and remedies to collect any amounts payable by any customer or third party supplier in respect of the RRB Property, notwithstanding any objection or direction to the contrary by the Seller and (ii) any payment by any customer or third party supplier to the Issuer shall discharge such customer’s or third party supplier’s obligations in respect of the RRB Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

(f)                                   So long as any of the Rate Reduction Bonds are outstanding, (i) (A) the Seller shall affirmatively represent that it has sold the RRB Property to the Issuer (other than for financial accounting or tax reporting purposes), and (B) the Seller shall not make any statement or reference in respect of the RRB Property that is inconsistent with the ownership thereof by the Issuer (other than for financial accounting or tax reporting purposes), and (ii) the Seller shall not take any action in respect of the RRB Property except solely in its capacity as the Servicer thereof pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents.

Section 4.07.                          Protection of Title.  The Seller shall execute and file such filings, including filings with the NHPUC pursuant to the Financing Act and UCC filings, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the ownership or security interest of the Issuer and the Indenture Trustee in the RRB Property and the Back-Up Security Interest, including all filings required under the Financing Act and the applicable UCC relating to the transfer of the ownership or security interest in the RRB Property by the Seller to the Issuer and the granting of a security interest in the RRB Property by the Issuer to the Indenture Trustee and the Back-Up Security Interest and the continued perfection of such ownership or security interest.  The Seller shall deliver (or cause to be delivered) to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.  The Seller shall institute any action or proceeding necessary to compel performance by the NHPUC or the State of New Hampshire of any of their obligations or duties under the Financing Act or the Finance Order, and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary (i) to protect the Issuer, the Holders, the Indenture Trustee and any of their respective affiliates, officials, officers, directors, employees, consultants, counsel and agents from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III or (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Financing Act, the Finance Order, any Advice Letter, the 2015 Settlement Agreement (to the extent it adversely affects the rights of the Holders or the validity or value of the RRB Property) or the rights of the Holders by executive action, legislative enactment or constitutional amendment that would be adverse to the Issuer, the Indenture Trustee or the Holders.  If the Servicer performs its obligations under Section 5.02(d) of the Servicing Agreement in all respects, such performance shall be deemed to constitute performance of the Seller’s obligations pursuant to clause (ii) of the immediately preceding sentence. In such event, the Seller agrees to assist the Servicer as reasonably necessary to perform its obligations under Section 5.02(d) of the Servicing Agreement in all respects.  The costs of any such actions or proceedings shall be payable from RRB Charge Collections as an Operating Expense in accordance with the priorities set forth in Section 8.02(e) of the Indenture.  The Seller’s obligations pursuant to this Section 4.07 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to Section 8.02(e) of the Indenture may be delayed (it being understood that the Seller may be required to advance its own funds to satisfy its obligations hereunder).

Section 4.08.                          Nonpetition Covenants.  Notwithstanding any prior termination of this Agreement or the Indenture, but subject to the NHPUC’s right to order the sequestration and payment of revenues arising with respect to the RRB Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the Seller pursuant to RSA 369-B:7, VI or RSA 369-B:7, VIII, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any Federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

Section 4.09.                          Taxes.

(a)                                 So long as any of the Rate Reduction Bonds are outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the RRB Property; provided that no such tax need be paid if the Seller or one of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such subsidiary has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

(b)                                 The Seller hereby agrees that any New Hampshire tax on income associated with the Issuer, taking into account available credits, will be paid by the Seller.

Section 4.10.                          Intercreditor Agreement.  The Seller shall not become a party to any (i) trade receivables purchase and sale agreement or similar arrangement under which it sells all or any portion of its accounts receivables owing from Customers who are obligated to pay the RRB Charge unless the Indenture Trustee, the Seller and the other parties to such additional arrangement shall have entered into an Intercreditor Agreement, substantially in the form of Exhibit D to the Indenture, with such changes as may be agreed among the parties thereto so long as such changes do not materially and adversely affect any Holder’s rights in and to any RRB Collateral or otherwise under the Indenture, in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude the RRB Property (including the RRB Charge) from any receivables or other assets pledged or sold under such arrangement or (ii) sale agreement selling to any other Affiliate property consisting of charges similar to the RRB charge sold pursuant to this Agreement, payable by Customers pursuant to the Financing Act or any similar law, unless the Seller and the other parties to such arrangement shall have entered into such Intercreditor Agreement in connection with any agreement or similar arrangement described in this Section 4.10.

Section 4.11.                          Issuance Advice Letter.  The Seller hereby agrees not to withdraw the filing of the Issuance Advice Letter with the NHPUC.

Section 4.12.                          Notice of Breach to Rating Agencies, etc.  Promptly after obtaining knowledge thereof, in the event of a breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of any of the Seller’s representations, warranties or covenants contained herein, the Seller shall promptly notify the Issuer, the Indenture Trustee and the Rating Agencies of such breach. For the avoidance of doubt, any breach that would adversely affect scheduled payments on the Rate Reduction Bonds will be deemed to be a material breach for purposes of this Section 4.12.

Section 4.13.                          Further Assurances.  Upon the request of the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out the provisions and purposes of this Agreement.

ARTICLE 5

THE SELLER

Section 5.01.                          Liability of Seller; Indemnities.

(a)                                 The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(b)                                 The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and any of their respective affiliates, officials, officers, directors, managers, employees, consultants, counsel and agents (each an “Indemnified Person” for purposes of Sections 5.01(b), (c) and (e)) for, and defend and hold harmless each such

Indemnified Person from and against, any and all taxes (other than taxes imposed on Holders as a result of their ownership of a Rate Reduction Bond) that may at any time be imposed on or asserted against any such Person under existing law as of the Closing Date as a result of the sale of the RRB Property to the Issuer,  the Issuer’s ownership and assignment of the RRB Property, the issuance and sale by the Issuer of the Rate Reduction Bonds or the other transactions contemplated in the Basic Documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes, but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any Rate Reduction Bond, it being understood that the Holders shall be entitled to enforce their rights against the Seller under this Section 5.01(b) solely through a cause of action brought for their benefit by the Indenture Trustee.

(c)                                  The Seller shall indemnify the Indemnified Persons for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, actual damages, payments, claims, costs or expenses of any kind whatsoever (collectively, “Losses”) that may be imposed on, incurred by or asserted against each such Person, in each such case, as a result of (i) the Seller’s willful misconduct or gross negligence in the performance of its duties or observance of its covenants under this Agreement or (ii) the Seller’s breach in any material respect of any of its representations, warranties or covenants contained in this Agreement, except to the extent of Losses resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person or resulting from a breach of a representation or warranty made by any Indemnified Person in any of the Basic Documents that gives rise to the Seller’s breach.

(d)                                 Indemnification under Section 5.01(b) and Section 5.01(c) shall include reasonable and documented out-of-pocket fees and expenses of investigation and litigation (including reasonable and documented attorneys’ fees and expenses), except as otherwise expressly provided in this Agreement.

(e)                                  The Seller shall not be required to indemnify any Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the written consent of the Seller, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Seller under this Section 5.01, notify the Seller in writing of such involvement.  Failure by an Indemnified Person to so notify the Seller shall relieve the Seller from the obligation to indemnify and hold harmless such Indemnified Person under this Section 5.01, only to the extent that the Seller suffers actual prejudice as a result of such failure.  With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 5.01, the Seller shall be entitled to assume the defense of any such action, proceeding or investigation.  Upon assumption by the Seller of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel.  The Seller shall be entitled to appoint counsel of the Seller’s choice at the Seller’s expense to represent the Indemnified Person in any action, proceeding or investigation for which a claim of indemnification is made against the Seller under this Section 5.01 (in which case the Seller shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the Seller’s election to appoint counsel to represent the Indemnified Person in an action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including one local counsel in each relevant jurisdiction), and the Seller shall bear the reasonable and documented out-of-pocket fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Seller to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Seller and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, (iii) the Seller shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iv) the Seller shall authorize the Indemnified Person to employ separate counsel at the expense of the Seller.  The Seller will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 5.01 (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding.

(f)                                   The Seller shall indemnify the Servicer (if the Servicer is not the Seller) for the costs of any action instituted by the Servicer pursuant to Section 5.02(d) of the Servicing Agreement that are not paid as Operating Expenses in accordance with the priorities set forth in Section 8.02(e) of the Indenture.

(g)                                  The remedies provided in this Agreement are the sole and exclusive remedies against the Seller for breach of its representations and warranties in this Agreement.

(h)                                 Indemnification under this Section 5.01 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Financing Act or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or the termination of this Agreement and will rank in priority with other general, unsecured obligations of the Seller. The Seller shall not indemnify any party under this Section 5.01 for any changes in law after the Closing Date, whether such changes in law are effected by means of any legislative enactment, any constitutional amendment or any final and non-appealable judicial decision.

Section 5.02.                          Merger or Consolidation of or Assumption of the Obligations of Seller.  Any Person (a) into which the Seller may be merged or consolidated, (b) that may result from any merger or consolidation to which the Seller shall be a party or (c) that may succeed to the properties and assets of the Seller substantially as a whole, which Person in the case described in the foregoing clause (c) executes an agreement of assumption to perform every obligation of the Seller hereunder, shall be the successor to the Seller under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) if the Seller is the Servicer, no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Issuer and the Indenture Trustee an Officer’s Certificate stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Seller shall have delivered to the Issuer and the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel (A) all conditions precedent to such consolidation, merger or succession have been complied with and such agreement of assumption complies with the relevant provisions of this Agreement and (B) either (1) all filings to be made by the Seller, including filings with the NHPUC pursuant to the Financing Act and filings under the applicable UCC, have been executed and filed that are necessary to preserve and protect fully the interests of the Issuer and the Indenture Trustee in the RRB Property and reciting the details of such filings or (2) no such action shall be necessary to preserve and protect such interests and (iv) the Rating Agencies shall have received prior written notice of such transaction.  When any Person acquires the properties and assets of the Seller substantially as a whole and becomes the successor to the Seller in accordance with the terms of this Section 5.02 and execution by such successor of an agreement of assumption to perform every obligation of the Seller hereunder, then upon satisfaction of all of the other conditions of this Section 5.02, the Seller shall automatically and without further notice be released from all of its obligations hereunder.

Section 5.03.                          Limitation on Liability of Seller and Others.  The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.08, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

ARTICLE 6

MISCELLANEOUS PROVISIONS

Section 6.01.                          Amendment.  This Agreement may be amended by the Seller and the Issuer, with ten Business Days’ prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee (which consent shall be given in reliance on an Opinion of Counsel and an Officer’s Certificate stating that such amendment is permitted or authorized under and adopted in accordance with the provisions of this Agreement, upon which the Indenture Trustee may conclusively rely), but without the consent of any of the Holders, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Officer’s Certificate delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interests of any Holder or (ii) to conform the provisions hereof to the description of this Agreement in the Prospectus.

This Agreement may also be amended from time to time by the Seller and the Issuer, with ten Business Days’ prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee and the prior written consent of the Holders of Rate Reduction Bonds evidencing not less than a majority of the Outstanding Amount of the Rate Reduction Bonds affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders.

It shall not be necessary for the consent of Holders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Prior to the execution of any amendment to this Agreement, the Indenture Trustee shall be entitled to receive and rely upon an Officer’s Certificate and Opinion of Counsel complying with Section 10.01 of the Indenture and stating that the execution of such amendment is authorized or permitted by this Agreement.  The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 6.02.                          Notices.  Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in writing and shall be effective (i) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (ii) upon receipt when sent by an overnight courier, (iii) on the date personally delivered to an authorized officer of the party to which sent or (iv) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt in all cases, addressed as follows:

(a)                                 If to the Seller:

Eversource Energy Service Company,

as agent for Public Service Company of New Hampshire

Corporate Finance,

247 Station Drive

Westwood, MA 02090-9230

Phone: (781) 441-8127 or (781) 441-8153

Email: Emilie.oneil@eversource.com or Cathy.shannon@eversource.com

(b)                                 if to the Issuer,

Public Service Company of New Hampshire

as agent for PSNH Funding LLC 3

780 N. Commercial Street

Manchester, NH 03101

Phone: (781) 441-8127 or (781) 441-8153

Email: Emilie.oneil@eversource.com or Cathy.shannon@eversource.com

(c)                                  if to the Indenture Trustee, to

The Bank of New York Mellon

101 Barclay Street, 7 West,

New York, New York 10286,

Attention: Asset Backed Securities Unit

Telephone: (212) 815-2483

Email: helen.choi@bnymellon.com

(d)                                 if to Moody’s, to

Moody’s Investors Service, Inc.

ABS/RMBS Monitoring Department

25th Floor, 7 World Trade Center, 250 Greenwich Street

New York, NY 10007

Facsimile:                                         (212)                   553-0573

Telephone:                                   (212)                   553-3686

Email: servicerreports@moodys.com

(e)                                  if to S&P, to

Standard & Poor’s Ratings Group, Inc.

55 Water Street,

New York, NY 10041

Attention: Structured Credit Surveillance

Facsimile:                                         (212) 438-2664

Telephone:                                   (212) 438-8991

Email: servicer_reports@spglobal.com

(f)                                   if to Fitch, to Fitch, Inc.

33 Whitehall Street,

New York, NY 10004

Attention: ABS Surveillance

Facsimile:                                         (212) 514-9879

Telephone:                                   (212) 908-0500

E-mail: surveillance-abs-other@fitchratings.com

(g)                                  as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 6.03.                          Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.

Section 6.04.                          Limitations on Rights of Third Parties.  The provisions of this Agreement are solely for the benefit of the Seller, the Issuer, the Holders, the Indenture Trustee and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement, except that the Holders shall be entitled to enforce their rights against the Seller under this Agreement solely through a cause of action brought for their benefit by the Indenture Trustee.  Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the RRB

Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 6.05.                          Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.06.                          Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6.07.                          Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 6.08.                          Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New Hampshire, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 6.09.                          Assignment to Indenture Trustee.  The Seller hereby acknowledges and consents to the collateral assignment or pledge of, or grant of a security interest in, any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee for the benefit of the holders of the Rate Reduction Bonds.

Section 6.10.                          Waivers.  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof; provided, however, that no such waiver delivered by the Issuer shall be effective unless the Indenture Trustee has given its prior written consent thereto. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party, with prompt written notice of any such waiver to be provided to the Rating Agencies. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, not in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 6.11.                          Protections Afforded to the Indenture Trustee.  The parties hereto agree that the Indenture Trustee shall be afforded all of the rights, protections, immunities, indemnities and privileges afforded to the Indenture Trustee under the Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be duly executed by their respective officers as of the day and year first above written.

PSNH FUNDING LLC 3,
Issuer

Name:
Title:

By:
Name:
Title:

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE,
Seller

By:
Name:
Title: